UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2007

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21937	68-0262011
(State of jurisdiction)	(Commission File No.)	(IRS Employer Identification No.)

2411 Stanwell Drive

Concord, California 94520

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (925) 288-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 20, 2007, Cerus Corporation, a Delaware corporation (the “Company”), and Anza Therapeutics, Inc., a Delaware corporation (“Anza”), entered into, and closed the transaction contemplated by, an Asset Transfer and License Agreement (the “Agreement”) pursuant to which Anza has (i) acquired substantially all of the assets of the Company used in or necessary for the Company’s immunotherapy programs, including the Company’s Listeria and KBMA platform technologies (the “Business”), (ii) licensed certain intangible assets used in or necessary for the Business from the Company, and (iii) generally assumed post-closing liabilities related to the purchased assets as set forth in the Agreement (collectively, the “Transaction”). Under the Agreement, the Company has agreed not to research, develop or commercialize, on its own or through any third party, any immunotherapy products or services anywhere in the world for a specified period.

The Company received an equity interest of approximately 15.5% of Anza’s fully diluted equity, subject to Anza’s right to redeem up to 20% of such shares in certain circumstances set forth in the Agreement. Subject to the satisfaction of certain milestones, the Company is eligible to receive up to an additional $1.5 million in Anza equity or, under certain circumstances, in cash. In addition to equity, the Company is eligible to receive future cash milestone payments of up to $94 million, as well as royalty payments, if vaccine candidates generated from the transferred assets are successfully developed and commercialized.

The Agreement contains customary representations, warranties and covenants. The Company and Anza have each agreed to indemnify the other for damages arising from the breach of its representations, warranties, covenants or obligations in the Agreement.

In connection with the Transaction, the Company and Anza have also entered into the following agreements: (i) a Transition Services Agreement pursuant to which the Company has agreed to provide transition services (including services related to facilities management, human resources, environmental health and safety, sample management, quality assurance, information technology and computer services, and laboratory services) to Anza at cost for periods generally ranging from three months to one year during the five-year term of the Transition Services Agreement, and (ii) a Supply Agreement pursuant to which the Company will supply certain raw materials and devices related to the Business to Anza at cost.

In anticipation of the Transaction, David N. Cook, Ph.D., the Company’s Corporate Senior Vice President, and Thomas W. Dubensky, Ph.D., the Company’s Vice President, Research, ceased to be employees of the Company effective as of November 16, 2007 and joined Anza as chief executive officer and chief scientific officer, respectively.

A copy of the press release further describing the Transaction is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information in Item 1.01 with respect to David N. Cook, Ph.D., is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated November 20, 2007, entitled “Cerus Announces Spin-Off of Immunotherapy Business.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION

Dated: November 20, 2007	By:	/s/ William J. Dawson
William J. Dawson
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated November 20, 2007, entitled “Cerus Announces Spin-Off of Immunotherapy Business.”